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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in this Registration Statement on Form S-8 of our reports dated January 21, 2001, except for Note 2, as to which the date is April 21, 2001, relating to the consolidated financial statements and financial statement schedules for the year ended December 31, 2000, which appear in ESS Technology, Inc.'s Form 8-K dated November 6, 2001.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose
November 6, 2001